UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2023, Medicine Man Technologies, Inc. (the “Company”) appointed Forrest Hoffmaster as the Company’s Chief Financial Officer. The Company previously reported the retirement of Nancy Huber, the Company’s former Chief Financial Officer, which is now scheduled to take effect on or around March 31, 2023.

Mr. Hoffmaster is an Accountant who brings over 30 years of experience in retail, manufacturing and the professional services industry. Before joining the Company, Mr. Hoffmaster was the Chief Executive Officer and President of New Seasons Market from January 2019 to April 2021, leading New Seasons Market through a successful turnaround, exit, and post-sale integration. Prior to becoming the Chief Executive Officer of New Seasons Market, Mr. Hoffmaster served as an interim Co-President in 2018 and joined New Seasons Market as a Chief Financial Officer in August 2016. Prior to New Seasons Market, Mr. Hoffmaster was the Global Executive Coordinator of Finance at Whole Foods Market from 2002 to 2016. Prior to serving as Executive Coordinator of Finance at Whole Foods Market, Mr. Hoffmaster served as Financial Manager at HEB Grocery from 2000 to 2002. Mr. Hoffmaster received a Bachelor of Business Administration in Accounting from The University of Houston in 1993.

Mr. Hoffmaster’s compensation will be in the following forms and amounts: (i) $300,000 base annual salary, (ii) a one-time lump sum bonus payment of $30,000, payable in cash within 60 days of Mr. Hoffmaster’s start date, (iii) options to purchase 700,000 shares of the Company’s common stock at an exercise price of the Company’s closing stock price on the date of such grant, vesting in four equal installments on the first, second, third, and fourth anniversary of the date of grant, and (iv) the opportunity to participate in the Company’s unwritten cash bonus plan, the terms of which are disclosed in the Company’s Proxy Statement on Form DEF 14A filed with the Securities and Exchange Commission on November 1, 2022.

The complete terms and conditions of Mr. Hoffmaster’s appointment and employment with the Company are set forth in the Employment Agreement between Mr. Hoffmaster and the Company, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 19, 2023, the Company issued a press release announcing the appointment of Forrest Hoffmaster as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 16, 2023, by and between Medicine Man Technologies, Inc. and Forrest Hoffmaster
99.1	Press Release, dated January 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: January 19, 2023		Daniel R. Pabon
General Counsel